Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$398,705,490
Realized Gain (Loss) on Swap Contracts	24,490,098
Unrealized Gain (Loss) on Market Value of Commodity Futures	(171,912,780)
Unrealized gain (loss) on Fair Value of Swap Contracts	15,421,545
Dividend Income	3,763,733
Interest Income	1,753,117
ETF Transaction Fees	18,900
Total Income (Loss)	$272,240,103

Expenses
General Partner Management Fees	$751,476
Professional Fees	151,659
Brokerage Commissions	229,828
Directors' Fees and Insurance	29,087
License Fees	25,049
Total Expenses	$1,187,099
Net Income (Loss)	$271,053,004

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/26	$2,644,609,680
Additions (12,900,000 Shares)	1,653,060,784
Withdrawals (22,300,000 Shares)	(2,876,286,991)
Net Income (Loss)	271,053,004

Net Asset Value End of Month	$1,692,436,477
Net Asset Value Per Share (11,523,603 Shares)	$146.87

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596